Exhibit 23.1



                         Consent of Independent Auditors

The Board of Directors
Magellan Petroleum Corporation

We consent to the reference to our firm under the caption "Experts" in Amendment No.1 to the Registration Statement (Form S-3 No. 333-109553) and related Prospectus of Magellan Petroleum Corporation for the registration of 1,300,000 shares of its common stock and to the incorporation by reference therein of our report dated September 19, 2003, with respect to the consolidated financial statements of Magellan Petroleum Corporation included in Amendment No. 1 to its Annual Report on Form 10-K for the year ended June 30, 2003.


                                                    /s/ ERNST & YOUNG LLP

Stamford, Connecticut
February 13, 2004